United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 11, 2012

AMERICAN CARESOURCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 308-6830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2012 annual meeting of stockholders of the Company, held on June 11, 2012 (the “2012 Annual Meeting”), 15,998,310 shares were voted, representing approximately 93.4% of the shares outstanding as of the record date.  The Company’s stockholders voted to elect each of the following directors to serve until the next annual meeting of stockholders and until his successor is elected and qualified:

Name	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Sami S. Abbasi	9,779,216	1,027,324	5,191,770
Edward B. Berger	8,820,694	1,985,846	5,191,770
Kenneth S. George	10,745,576	60,964	5,191,770
John N. Hatsopoulos	10,039,905	766,635	5,191,770
Matthew P. Kinley	10,763,615	42,925	5,191,770
John Pappajohn	10,746,276	60,264	5,191,770
Derace L. Schaffer, MD	10,754,026	52,514	5,191,770
William J. Simpson, Jr.	10,077,805	728,735	5,191,770
Richard W. Turner, Ph.D.	10,759,680	46,860	5,191,770

At the 2012 Annual Meeting, the stockholders also voted (by a vote of 15,623,763 to 362,797, with 11,750 votes abstaining) to amend the Company’s certificate of incorporation for the purposes of effecting a reverse split of its common stock and authorize its Board of Directors to determine, in its sole discretion, whether to effect the amendment, the timing thereof, and the specific ratio of the reverse stock split, provided that such ratio is 1-for-2, 1-for-2.5, 1-for-3, 1-for-3.5 or 1-for-4.

At the 2012 Annual Meeting, the Company’s stockholders also voted to ratify (by a vote of 15,929,136 to 27,339, with 41,835 votes abstaining) the selection of McGladrey & Pullen, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.

Date: June 15, 2012	By:	/s/ Matthew D. Thompson
Matthew D. Thompson
Chief Financial Officer